UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 19, 2017

TEXAS INSTRUMENTS INCORPORATED

(Exact name of registrant as specified in charter)

DELAWARE	001-03761	75-0289970
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

12500 TI BOULEVARD

DALLAS, TEXAS 75243

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 479-3773

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2017, the Registrant’s Board of Directors elected Brian T. Crutcher to the position of Chief Operating Officer, effective immediately. Mr. Crutcher, 44, has been executive vice president responsible for all business and sales operations, as well as for Kilby Labs and information technology. As COO, he adds oversight of TI’s global technology and manufacturing operations to his current duties. Mr. Crutcher has served in various positions with the Registrant for 21 years, including Vice President. In connection with his appointment, Mr. Crutcher will receive (i) an annual base salary of $875,000, and (ii) equity compensation totaling $7.5 million, allocated equally between restricted stock units and stock options. The remainder of Mr. Crutcher’s compensation remains unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS INSTRUMENTS INCORPORATED

Date: January 24, 2017	By:	/s/ Cynthia Hoff Trochu
Cynthia Hoff Trochu
Senior Vice President,
Secretary and General Counsel